Exhibit 99.1

Contacts:

Kevin R. Rhodes, Chief Financial Officer

Timothy R. Oakes, Investor Relations

(781) 246-3343

Edgewater Acquires West Coast Business Intelligence Services Firm

California-based Lynx Enhances CPM Offerings

Wakefield, MA, September 25, 2007 – A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, “Edgewater” or the “Company”), today announced it has completed an asset acquisition with Los Angeles-based Lynx Business Intelligence Consulting, Inc. (“Lynx”), a leading provider of professional services for the Corporate Performance Management (“CPM”) / Business Intelligence (“BI”) industry.

The acquisition is expected to:

•	Be immediately accretive to earnings;
•	Enhance Edgewater’s BI/CPM services expertise and reach;
•	Expand Edgewater’s geographical footprint to the West Coast; and
•	Be highly leveragable with the Company’s other business service offerings.

“The acquisition of Lynx will expand our Hyperion presence on the West Coast with local talent and enable us to deliver OutlookSoft BI/CPM service capabilities nation-wide. In addition, we see a strategic opportunity to complement Edgewater’s rich Microsoft technology experience with Lynx’s OutlookSoft experience in order to expand our Microsoft-services practice to include a BI component,” stated Shirley Singleton, Chairman, President and Chief Executive Officer of Edgewater.

Headquartered in Los Angeles, CA, Lynx is a leading provider of professional services for the CPM/BI industry. Lynx has delivered services to organizations across various vertical markets including Financial Services/Banking, Consumer Packaged Goods, Entertainment and Retail.

“We are excited about the opportunity to join a leading technology and business consulting organization,” stated Binh Ly, Founder and President of Lynx. “We look forward to playing an integral role in the expansion of Edgewater’s national footprint and their CPM/BI offerings through the addition of our OutlookSoft expertise and our relentless commitment to unparalleled service excellence.”

The acquisition will be accounted for as an asset purchase with Lynx shareholders receiving total upfront consideration of $5.0 million, which includes $3.0 million in cash and approximately $2.0 million worth of Edgewater common stock (based on the average closing price of Edgewater’s common stock for the thirty days immediately preceding the acquisition). The common stock issued in the transaction is subject to a three-year lockup agreement. Additionally, the former Lynx shareholders will have the potential to earn additional cash consideration of up to $0.5 million based on achieving performance-based objectives over a 24-month period following the closing date.

DecisionPoint International, a boutique technology investment bank, served as an advisor to Edgewater on this transaction.

# # #

About Edgewater Technology, Inc.

Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

Safe Harbor Statement

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the expected accretive impact of, and the strategic opportunities associated with, the Lynx business acquisition. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance, Words such as “targeting,” “expected,” “will,” “are,” “provide,” “continue,” “remain,” “optimistic” or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1)geographical expansion difficulties, including the inability to promptly and effectively integrate the Lynx business into the Company’s operations, culture and back office administrative support areas; (2) loss of one or more key customers or key employees (3) changes in industry trends, such as decline in the demand for business intelligence and performance management solutions, custom development and system integration services and/or spending delays with existing information technology services projects; (4) failure to obtain new customers or retain significant existing customers; (5) loss of key executives; (6) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest or currently exchange rates and the overall demand for information technology services and/or spending delays for existing information technology services; (7) lack of available growth opportunities; and (8) the inability to maintain, sustain or grow revenues. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the heading “Business- Factors Affecting Finances, Business Prospects and Stock Volatility” in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.